UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2008

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	0-29092	54-1708481
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

7901 Jones Branch Drive, McLean, VA 22102

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (703) 902-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-(c))

Item 2.02.	Results of Operations and Financial Condition

Item 8.01.	Other Events

PRIMUS Telecommunications Group, Incorporated (OTCBB: PRTL), an integrated communications services provider, today announced that the Australian Competition and Consumer Commission (“ACCC”) issued two separate Final Determinations (“Final Determinations” or “FDs”) concerning access disputes between Primus Australia (“Primus”), an indirectly wholly-owned subsidiary, and Telstra Corporation for unconditioned local loop services (“ULLS”) and line sharing services (“LSS”). These services are key components of high speed broadband services offered by Primus.

The Final Determination issued by ACCC for ULLS services for Band 2 (metropolitan areas where most Primus customers reside) mandated a monthly charge of Aus$14.30, as compared to Telstra’s proposed charge of Aus$30.00 per month. The Final Determination issued by ACCC for LSS services mandated a monthly charge of Aus$2.50, as compared to Telstra’s proposed charge of Aus$9.00 per month.

The FDs take formal effect on January 10, 2008. The FD pricing directives are to be retroactively applied to services procured by Primus from Telstra from February 3, 2006 for ULLS and from October 9, 2006 for LSS. As a result, Primus expects to receive refunds from Telstra of previous over-payments for the ULLS and LSS services in the range of Aus$7.0 million to Aus$7.5 million plus interest of approximately Aus$0.7 million. At current customer levels, Primus’s recurring costs would be reduced by approximately Aus$3.0 million per year as a result of the FDs. The effectiveness of the ULLS determination expires on June 30, 2008, and the LSS determination expires on July 31, 2009. Although Telstra cannot directly appeal the Final Determinations, it may seek judicial review of the ACCC’s decisions. With respect to the ULLS pricing, it is expected that ACCC will publish indicative prices in early 2008 to provide a basis for pricing beyond June 30, 2008. Absent changed circumstances, it is expected that such “indicative prices” will reflect the ULLS FD pricing, but there can be no assurances of that outcome.

Statements in this Current Report on Form 8-K concerning refund amounts, recurring costs, future indicative pricing and competitive effects related to the FDs and our Australian operations and strategies constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are based on current expectations, and are not strictly historical statements. Factors and risks that could cause actual results or circumstances to differ materially from those set forth or contemplated in forward-looking statements include, without limitation: any judicial review of the ACCC’s FD decision, or certain risks and uncertainties, including those described under “Management’s Discussion and Analysis of Financial Condition and Results of Operations-Liquidity and Capital Resources-Short and Long-Term Liquidity Considerations and Risks”; and “-Special Note Regarding Forward-Looking Statements” contained in our annual report on Form 10-K and quarterly reports on Form 10-Q, as filed with the Securities and Exchange Commission.

Item 9.01.	Exhibits

Exhibit No.	Description

99.1	Press release dated January 9, 2008.

99.2	Final Determination under Section 152CP of the Trade Practices Act 1974 of the ACCESS DISPUTE BETWEEN PRIMUS TELECOMMUNICATIONS PTY LTD (ACCESS SEEKER) AND TELSTRA CORPORATION LIMITED (ACCESS PROVIDER) regarding UNCONDITIONED LOCAL LOOP SERVICE (ULLS) as Notified under subsection 152CM(1) of the Trade Practices Act 1974 on 6 March 2006.

99.3	Final Determination under section 152CP of the Trade Practices Act 1974 of the ACCESS DISPUTE BETWEEN PRIMUS TELECOMMUNICATIONS PTY LTD (ACCESS SEEKER) AND TELSTRA CORPORATION LIMITED (ACCESS PROVIDER) regarding LINE SHARING SERVICE (LSS) as Notified under subsection 152CM(1) of the Trade Practices Act 1974 on 24 January 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

Dated: January 10, 2008	By:	/s/ THOMAS R. KLOSTER
Name: Thomas R. Kloster
Title: Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press release dated January 9, 2008.

99.2	Final Determination under Section 152CP of the Trade Practices Act 1974 of the ACCESS DISPUTE BETWEEN PRIMUS TELECOMMUNICATIONS PTY LTD (ACCESS SEEKER) AND TELSTRA CORPORATION LIMITED (ACCESS PROVIDER) regarding UNCONDITIONED LOCAL LOOP SERVICE (ULLS) as Notified under subsection 152CM(1) of the Trade Practices Act 1974 on 6 March 2006.

99.3	Final Determination under section 152CP of the Trade Practices Act 1974 of the ACCESS DISPUTE BETWEEN PRIMUS TELECOMMUNICATIONS PTY LTD (ACCESS SEEKER) AND TELSTRA CORPORATION LIMITED (ACCESS PROVIDER) regarding LINE SHARING SERVICE (LSS) as Notified under subsection 152CM(1) of the Trade Practices Act 1974 on 24 January 2007.